UNDER ARMOUR PRESENTS 2023 STRATEGIC GROWTH PLAN; UPDATES 2018 AND PROVIDES INITIAL FULL YEAR 2019 OUTLOOK

BALTIMORE, Dec. 12, 2018 - At an investor meeting held today at its global headquarters, Under Armour, Inc. (NYSE: UAA, UA) introduced the company’s 2023 strategic growth plan which provided an overview of its long-term strategy and key initiatives to deliver sustainable, profitable growth and shareholder value.

“Under Armour is designed for resilience and over the past two years, our global team has worked tirelessly to transform our business - operationally, strategically and culturally,” said Under Armour Chairman and CEO Kevin Plank. “With a distinct strategy engineered around a clear, uniquely defined consumer supported by a disciplined go-to-market process and data-driven demand mapping, we have never been more inspired, aligned and capable of achieving our goals.”

“As we execute against our long-term strategy, we remain unwavering in our commitment to protecting and growing the Under Armour brand,” Plank continued. “Led by a strong management team, an accelerated innovation agenda and comprehensive discipline around our commitment to increasing total shareholder return, we look forward to delivering the next chapter in our growth story.”

The company reports its financial performance in accordance with accounting principles generally accepted in the United States of America ("GAAP”). This press release refers to “adjusted” amounts, which are non-GAAP financial measures described below under the “Non-GAAP Financial Information” paragraph. References to adjusted financial measures exclude the impact of the company’s restructuring plans and the related tax effects, as well as adjustments to our one-time impacts of the 2017 U.S. tax reform legislation, which we refer to as the U.S. Tax Act. All per share amounts are referenced on a diluted basis.

2023 Strategic Growth Plan

The new 5-year plan is architected around two strategic priorities: protect and perform.
The first priority is a continued focus on elevating and protecting the Under Armour brand by taking actions to ensure the ability to consistently deliver what consumers, customers and shareholders expect from the company. This means an accelerated innovation agenda, driving even deeper connections through return-driven demand creation and brand experiences, and utilizing an optimized supply chain model along with improving service levels to keep pace within a dynamically evolving market. Simultaneously, the second priority is performing with balance and working to create greater financial and operational agility across the company’s portfolio of businesses to ensure future growth is repeatable and consistent.

Serving as a foundation to its 5-year strategy are the following core elements:

•	Single-minded focus on innovative athletic performance product and experiences.

•	Becoming consumer centric by harnessing data science and analytics along with the world’s largest digitally connected health and fitness community to drive engagement, preference and consideration.

•	Continuing to elevate investments toward the largest long-term growth opportunities including the company’s international, direct-to-consumer, footwear and women’s businesses.

•	Emphasizing digital engagement and conversion, and retail excellence.

•	Protecting the brand through selective, optimal and premium wholesale distribution.

•	Delivering balanced, sustainable earnings growth through margin expansion, cost efficiencies and investment in strategic growth initiatives to drive consistent shareholder return.

2023 Financial Targets

Reviewing the company’s expected performance against its long-term growth strategy, Chief Financial Officer David Bergman emphasized foundational operating principles set to drive consistent results over the five-year period, “Focusing on sustainable, profitable growth while increasing returns on capital and generating substantial cash will empower our ability to deliver industry-leading innovation, compelling premium consumer experiences and drive toward our targets, while steadily increasing returns to our shareholders.”

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Revenue is expected to return to a low double-digit growth rate by 2023, inclusive of a mid to high single-digit five-year compounded annual growth rate (“CAGR”), driven primarily by the company’s International and Direct-to-Consumer businesses.

•	Gross margin is expected to increase approximately 275 to 300 basis points reaching at least 48.0 percent in 2023.

•	Annual operating margin is expected to reach a low double-digit percentage rate by 2023.

•	Earnings per share is expected to grow at a five-year CAGR of approximately 40 percent.

•	Annual cash flow from operations, by 2023, is targeted at approximately $700 million, with a cumulative $2.5 billion in cash flow to be generated between 2019 and 2023.

•	Return on invested capital is expected to reach 20 percent by 2023.

Updated Fiscal 2018 Outlook

At the meeting, the company provided the following updates to its previous annual outlook, which was issued October 30:

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Gross margin is now expected to be flat versus the previous expectation of “flat to down slightly” versus 45.1 percent in 2017. Adjusted gross margin is expected to improve 20 to 30 basis points compared to 45.2 percent in 2017 as benefits from product costs and lower planned promotional activity are offset primarily by inventory management actions.[1]

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Operating loss is now expected to be approximately $40 to $55 million versus the previously expected $50 to 55 million loss. On an adjusted basis, operating income is now expected to reach the $160 to $165 million range versus the previous $150 to $165 million range.

•	Excluding the impact of the restructuring efforts, adjusted diluted earnings per share is now expected to be $0.21 to $0.22 versus the previous expectation of $0.19 to $0.22.

•	Year-end inventory for 2018 is now expected to be down at a mid-single-digit rate versus the previous expectation of flat to down slightly.

Initial Fiscal 2019 Outlook

In addition to updating its 2018 full year outlook that was provided on its October 30 earnings call, the company presented an initial outlook for the full year 2019:

•	Revenue is expected to be up approximately 3 to 4 percent reflecting a low double-digit percentage rate increase in the international business and relatively flat results for North America.

•
Gross margin is expected to increase approximately 60 to 80 basis points compared to 2018 adjusted gross margin due to channel mix benefits from lower planned sales to the off-price channel and a higher percentage of direct-to-consumer sales along with more favorable product costs due to ongoing supply chain initiatives.

•	Operating income is expected to reach $210 million to $230 million.

•	Interest and other expense net is planned at approximately $40 million.

•	Effective tax rate is expected to be in the 19 percent to 22 percent range.

•	Earnings per share is expected to be in the range of $0.31 to $0.33; and,

•	Capital expenditures are planned at approximately $210 million.

Meeting Presenters and Content

Additional presenters from Under Armour’s senior management included: Patrik Frisk, President and Chief Operating Officer; Paul Fipps, Chief Digital Officer; Clay Dean, Chief Innovation Officer; Colin Browne, Chief Supply Chain Officer; Kevin Eskridge, Chief Product Officer; Jason LaRose, President, North America; Jim Mollica, SVP, Consumer Engagement; Attica Jaques, VP, Global Brand Management; Massimo Baratto, Managing Director, EMEA; Manuel Ovalle, Managing Director, Latin America; Jason Archer, Managing Director, Asia Pacific; and, Christina Mei, Managing Director, China.

The U.S. Tax Act was enacted into law on December 22, 2017. The new legislation contains several key tax provisions that affect Under Armour and, as required, the company has included reasonable estimates of the income tax effects of the changes in tax law and tax rate in the company's 2017 financial results. These changes include a one-time mandatory transition tax on accumulated foreign earnings and a re-measuring of deferred tax assets, resulting in an increase to the company’s provision for income taxes of $39 million and a decrease to diluted earnings per share of $0.09 for both the fourth quarter and full year of 2017. During 2018, the company has revised its reasonable estimate made in the company’s 2017 financial results for the one-time mandatory transition tax on accumulated foreign earnings and the re-measuring of deferred tax assets due to the U.S. Tax Act. Since the U.S. Tax Act was passed late in the fourth quarter of 2017, and ongoing guidance and additional accounting interpretation were expected over the subsequent 12 months, the company considers the accounting of the transition tax, deferred tax re-measurements, and other items to be provisional. The company expects to finalize its estimates within the one-year measurement period allowed by the SEC.

Non-GAAP Financial Information

This press release and materials presented at the company’s investor meeting refer to “adjusted” results as well as “adjusted” forward looking estimates of the company’s fiscal 2018 outlook and 2017 results. Adjusted gross margin, adjusted operating income, adjusted operating income percentage (or margin) and adjusted diluted earnings per share exclude the impact of restructuring and other related charges and the impact of the U.S. Tax Act, as applicable. Management believes this information is useful to investors because it provides enhanced visibility into the company’s actual and expected underlying results excluding the impact of its restructuring plans and recent significant changes in U.S. tax laws. These non-GAAP financial measures should not be considered in isolation and should be viewed in addition to, and not as an alternative for, the company's reported results prepared in accordance with GAAP. Additionally, the company's non-GAAP financial information may not be comparable to similarly titled measures reported by other companies.

About Under Armour, Inc.

Under Armour, Inc., headquartered in Baltimore, Maryland is a leading inventor, marketer and distributor of branded performance athletic apparel, footwear and accessories. Designed to make all athletes better, the brand's innovative products are sold worldwide to consumers with active lifestyles. The company’s Connected Fitness™ platform powers the world’s largest digitally connected health and fitness community. For further information, please visit www.uabiz.com.

Forward Looking Statements

Some of the statements contained in this press release constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts, such as statements regarding our future financial condition or results of operations, our prospects and strategies for future growth, our anticipated charges and restructuring costs and the timing of these measures, the impact of recent tax reform legislation on our results of operations, the development and introduction of new products, the implementation of our marketing and branding strategies, and the future benefits and opportunities from significant investments. In many cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “assumes,” “anticipates,” “believes,” “estimates,” “predicts,” “outlook,” “potential” or the negative of these terms or other comparable terminology. The forward-looking statements contained in this press release reflect our current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause events or our actual activities or results to differ significantly from those expressed in any forward-looking statement. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future events, results, actions, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements, including, but not limited to: changes in general economic or market conditions that could affect overall consumer spending or our industry; changes to the financial health of our customers; our ability to successfully execute our long-term strategies; our ability to successfully execute any restructuring plans and realize expected benefits; our ability to effectively drive operational efficiency in our business; our ability to manage the increasingly complex operations of our global business; our ability to comply with existing trade and other regulations, and the potential impact of new trade, tariff and tax regulations on our profitability; our ability to effectively develop and launch new, innovative and updated products; our ability to accurately forecast consumer demand for our products and manage our inventory in response to changing demands; any disruptions, delays or deficiencies in the design, implementation or application of our new global operating and financial reporting information technology system; increased competition causing us to lose market share or reduce the prices of our products or to increase significantly our marketing efforts; fluctuations in the costs of our products; loss of key suppliers or manufacturers or failure of our suppliers or manufacturers to produce or deliver our products in a timely or cost-effective manner, including due to port disruptions; our ability to further expand our business globally and to drive brand awareness and consumer acceptance of our products in other countries; our ability to accurately anticipate and respond to seasonal or quarterly fluctuations in our operating results; our ability to successfully manage or realize expected results from acquisitions and other significant investments or capital expenditures; risks related to foreign currency exchange rate fluctuations; our ability to effectively market and maintain a positive brand image; the availability, integration and effective operation of information systems and other technology, as well as any potential interruption of such systems or technology; risks related to data security or privacy breaches, including the 2018 data security issue related to our Connected Fitness business; our ability to raise additional capital required to grow our business on terms acceptable to us; our potential exposure to litigation and other proceedings; and our ability to attract key talent and retain the services of our senior management and key employees. The forward-looking statements contained in this press release reflect our views and assumptions only as of the date of this press release. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

1 As previously disclosed, the company identified an immaterial prior period error in the presentation of premium subscriptions in its Connected Fitness reporting segment, which resulted in a 10-basis point change to its previously reported 2017 gross margin.

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Under Armour Contacts:
Lance Allega	Kelley McCormick
VP, Investor Relations	SVP, Corporate Communications
(410) 246-6810	(410) 454-6624

Under Armour, Inc.
Outlook for the Year Ending December 31, 2018

The table below presents the reconciliation of the Company's fiscal 2018 outlook for income from operations calculated in accordance with GAAP to adjusted operating income. This adjusted amount is a non-GAAP financial measure. See "Non-GAAP Financial Information" above for further information regarding the Company's use of non-GAAP financial measures.
ADJUSTED OPERATING INCOME RECONCILIATION

(in millions)	Year Ending December 31, 2018
Loss from operations	$(40)	$(55)
Add: Estimated impact of restructuring	200	220
Adjusted operating income	$160	$165

The company is not able to provide a reconciliation of the non-GAAP adjusted effective tax rate or adjusted diluted earnings per share to the GAAP effective tax rate or diluted earnings per share for its 2018 outlook. As a result of the 2018 restructuring plan, the company’s GAAP net income for fiscal year 2018 is expected to be a net loss, and therefore the GAAP effective tax rate is subject to significant variability. Given this variability, the company cannot provide a meaningful outlook of the GAAP effective tax rate or diluted loss per share without unreasonable effort. These non-GAAP measures exclude the impact of the 2018 restructuring plan.

Under Armour, Inc.
For the Year Ended December 31, 2017

The tables below present the reconciliation of the Company's fiscal 2017 income (loss) from operations as a percentage of revenue calculated in accordance with GAAP to adjusted operating income as a percentage of revenue. This adjusted amount is a non-GAAP financial measure. See "Non-GAAP Financial Information" above for further information regarding the Company's use of non-GAAP financial measures.

Year Ended December 31, 2017
Total Operating Income Percentage
Income from operations - GAAP	0.6%
Impact of restructuring, impairment and restructuring related costs	2.6%
Adjusted income from operations - Non-GAAP	3.2%

North America
Income from operations - GAAP	0.5%
Impact of restructuring, impairment and restructuring related costs	1.7%
Adjusted income from operations - Non-GAAP	2.2%

EMEA
Income from operations - GAAP	3.8%
Impact of restructuring, impairment and restructuring related costs	0.4%
Adjusted income from operations - Non-GAAP	4.2%

Asia-Pacific
Income from operations - GAAP	18.9%
Impact of restructuring, impairment and restructuring related costs	—%
Adjusted income from operations - Non-GAAP	18.9%

Latin America
Loss from operations - GAAP	(20.5)%
Impact of restructuring, impairment and restructuring related costs	7.9%
Adjusted loss from operations - Non-GAAP	(12.6)%

Connected Fitness
Loss from operations - GAAP	(54.3)%
Impact of restructuring, impairment and restructuring related costs	46.9%
Adjusted loss from operations - Non-GAAP	(7.4)%

Under Armour, Inc.
For the Year Ended December 31, 2017

The table below presents the reconciliation of the Company's fiscal 2017 gross margin calculated in accordance with GAAP to adjusted gross margin. This adjusted amount is a non-GAAP financial measure. See "Non-GAAP Financial Information" above for further information regarding the Company's use of non-GAAP financial measures.

ADJUSTED GROSS MARGIN RECONCILIATION

Year Ended December 31, 2017
Gross margin	45.1%
Add: Impact of restructuring	0.1%
Adjusted gross margin	45.2%